Summary of Exercise Notices attached to Letter Dated 13 April 2004

Attached to Letter Dated 13 April 2004 to Nigeria-Sao Tome and Principe Joint Development Authority were six (6) "Exercise Notices" as required by the Administration Agreement dated April 7, 2003 and filed as Exhibit 10.2 in the Company's 8K filing of April 16, 2003. The Option Agreement dated April 2, 2003, by and between Environmental Remediation Holding Corporation and the Democratic Republic of Sao Tome and Principe and filed as Exhibit 10.1 in the Company's 8K filing of April 16, 2003 set forth the status of any Signature Bonus that may be payable by the Company

The following is the relevant information contained in each Exercise Notice and the respective status of Signature Bonus for each block.

Choice             Working Interest Chosen           Status of Signature Bonus
------             -----------------------           Payable by the Company
                                                     -------------------------

Choice 1 Interest 15% working interest in Block 6    Signature Bonus Free

Choice 2 Interest 15% working interest in Block 5    Signature Bonus Payable

Choice 3 Interest 20% working interest in Block 3    Signature Bonus Free

Choice 4 Interest 30% working interest in Block 2    Signature Bonus Free

Choice 5 Interest 25% working interest in Block 4    Signature Bonus Free

Choice 6 Interest 20% working interest in Block 9    Signature Bonus Payable